Exhibit 4(iii)

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                                                                  Exhibit 4(iii)

                  MEMBERS LIFE INSURANCE COMPANY
                  2000 Heritage Way, Waverly, Iowa 50677
                  Telephone: 800.798.6600

                         CHANGE OF ANNUITANT ENDORSEMENT

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ENDORSEMENT SECTION 1.                                                     GENERAL INFORMATION
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1.1      WHAT IS OUR                   Our agreement with you includes this endorsement as a part of the contract to which it is
         AGREEMENT WITH YOU?           attached. The provisions of the contract apply to this endorsement unless they conflict with the endorsement. If there is a conflict, the endorsement provision will apply.  The effective date for this endorsement is the same as the issue date for the contract to which it is attached.

                                       We promise to provide the benefit described in this endorsement as long as the contract and this endorsement are in force and all the terms and conditions of this endorsement are met.

1.2      WHAT IS THE BENEFIT           This endorsement allows you to change the annuitant at any time while the annuitant is
         PROVIDED BY THIS              alive during the accumulation period if:
         ENDORSEMENT?
                                           a.)  this contract is owned by a business or a trust;
                                           b.)  the original annuitant under the contract is a selected manager or a highly compensated employee (as those terms are defined by Title 1 of the Employee
                                                Retirement Income Security Act, as amended); and
                                           c.)  the new annuitant under the contract is also a selected manager or a highly compensated employee.

1.3      WHEN WILL THIS                This endorsement will terminate on the earliest of:
         ENDORSEMENT
         TERMINATE?                        a.)  the date death proceeds become payable;
                                           b.)  the payout date (also referred to as the annuity date); or
                                           c.)  the date you surrender your contract.

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ENDORSEMENT SECTION 2.                                                    ENDORSEMENT CHARGES
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2.1      IS THERE A CHARGE FOR         There is no charge for this benefit. However, if you exercise the right provided by this
         THIS BENEFIT?                 endorsement during the first two contract years, we reserve the right to charge a fee to offset expenses incurred. Any fee charged will never be greater than $150.00.

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ENDORSEMENT SECTION 3.                                                    CHANGE OF ANNUITANT
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3.1      HOW DO YOU REQUEST A          Your change of annuitant request must be made in writing on a form acceptable to us and
         CHANGE OF ANNUITANT?          received at our administrative office. Unless otherwise specified by the owner, the change will take effect as of the date you signed it. We are not liable for any payment we make or action we take before receiving any such written request.
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2012-ANNCHANGE-MLIC
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3.2      WHO CAN BE NAMED              You may name any manager or highly compensated employee who meets all requirements
         AS ANNUITANT?                 for issuance of a like contract, as of the contract issue date.

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ENDORSEMENT  SECTION 4.                                                   EFFECT ON CONTRACT
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4.1      HOW DOES A CHANGE             Income payments (also referred to as annuity payments) will be payable under the contract
         IN ANNUITANT AFFECT           based on the life of the annuitant named at the time of payout.
         YOUR CONTRACT?
                                       The death benefit will be determined based on the new annuitant's age as of the contract issue date. Income payments will be based on the new annuitant's age on the payout date.

                                       Any death benefit riders included under the contract will be terminated automatically as of the effective date of a change in annuitant.
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MEMBERS Life Insurance Company

/s/ Robert N. Trunzo

President